    As filed with the Securities and Exchange Commission on January 9, 2001

                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

             ------------------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

             -------------------------------------------------------

                                   HPSC, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                              04-2560004
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                                 60 State Street
                              Boston, MA 02109-1803
               (Address of Principal Executive Offices) (Zip Code)

                      HPSC, INC. 2000 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                     Rene Lefebvre, Chief Financial Officer
                                 60 State Street
                              Boston, MA 02109-1803
                     (Name and Address of Agent for Service)

                                 (617) 720-3600
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:

                              Dennis Townley, Esq.
                    Hill & Barlow, a Professional Corporation
                             One International Place
                           Boston, Massachusetts 02110
                                 (617) 428-3540

                         CALCULATION OF REGISTRATION FEE

 Title of Securities      Amount to be        Amount to be       Proposed Maximum    Proposed Maximum          Amount of
   to be Registered        Registered          Registered         Offering Price    Aggregate Offering     Registration Fee
                                                                   Per Share(1)          Price(1)
   ----------------        ----------          ----------         --------------    ------------------     ----------------
     Common Stock
   ($.01 par value)       937,800(2)(3)          319,500              $7.50             $2,396,250              $599.06
                                                  1,000               $8.00               $8,000                 $2.00
                                                 129,500             $6.10(4)           $789,950(4)             $197.49
                                                                                                                -------
                                                                                                                $798.55


(1)  Estimated solely for the purpose of computing the registration fee.

(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement and this registration statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this registration statement.

(3) There are 450,000 shares authorized under the 2000 Stock Incentive Plan. The "Total Amount to be Registered" also includes 210,500 shares of common stock that are issued and outstanding under the 1995 Stock Incentive Plan and 277,300 shares of common stock that are issued and outstanding under the 1998 Stock Incentive Plan. All of the shares pursuant to the 1995 and 1998 Plans have been previously registered under the Securities Act. Pursuant to Rule 457, these shares will not be included in the calculation of the registration fee.

(4) This amount was calculated, pursuant to Rule 457, using the five day average of the high and low prices of the registrant's Common Stock as reported in the consolidated reporting system of the American Stock Exchange National Market System on January 4, 2001.

      INCORPORATION OF CONTENTS OF PRIOR REGISTRANT STATEMENT BY REFERENCE


         A Registration Statement on Form S-8 (File No. 33-60073) was filed with the Securities Exchange Commission on June 8, 1995 covering the registration of 550,000 shares authorized for issuance under the HPSC, Inc. 1995 Stock Incentive Plan (the "1995 Plan"). The Registration Statement is currently in effect. On February 23, 1998 the Company adopted the HPSC, Inc. 1998 Stock Incentive Plan (the "1998 Plan") and filed a Registration Statement on Form S-8 (File No. 333-56927) covering the registration of 550,000 shares authorized for issuance under the 1998 Plan. Effective upon stockholder approval of the 1998 Plan, the 1995 Plan was terminated. The Registration Statement is currently in effect. On December 13, 1999, the Company adopted the HPSC, Inc. 2000 Stock Incentive Plan (the "2000 Plan"). Effective upon stockholder approval of the 2000 Plan, the 1998 Plan was terminated. Shares authorized but not issued pursuant to the 1995 and 1998 Plans prior to the date hereof, and shares issued pursuant to the 1995 and 1998 Plans and reacquired by the Company pursuant to forfeiture, repurchase, payment or withholding rights under the 1995 and 1998 Plans may be issued pursuant to the terms of the 2000 Plan. The contents of the prior Registration Statements are hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference.

         The documents listed below are incorporated by reference herein: (a) the Annual Report on Form 10-K of HPSC, Inc. for the year ended December 31, 1999, (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, (c) the Company's Current Reports on Form 8-K filed on May 24, 2000 and December 22, 2000 and (d) the description of the Company's capital stock contained in its Registration Statement under Section 12(g) of the Securities Exchange Act of 1934 on Form 8-A, filed on February 21, 1984, including any amendment or report filed for the purpose of updating such description. All reports and other documents filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such report or document.

         Item 4.  Description of Securities.

         Not applicable.

         Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

         Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of officers and directors subject to certain limitations. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal actions or proceedings, if he had no reasonable cause to believe his conduct was unlawful. The Company's By-laws provide that it shall indemnify its officers, directors, employees and agents to the extent permitted by law.

         The Company maintains insurance under which the insurers will reimburse the Company for amounts which it has paid to its directors, officers and certain other employees by way of indemnification for claims against such persons in their official capacities. The insurance also covers such persons as to amounts paid by them as a result of claims against them in their official capacities which are not reimbursed by the Company. The insurance is subject to certain limitations and exclusions.

         Item 7.  Exemption from Registration Claimed.

         Not applicable.

         Item 8.  Exhibits.

         See Exhibit Index.

         Item 9.  Undertakings.

         A.  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective registration amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that its meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on January 5, 2001.

                                             HPSC, INC.


                                             By:      /s/ John W. Everets
                                                      John W. Everets
                                                      Chairman of the Board and
                                                      Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints John
W. Everets and Rene Lefebvre and each of them singly as his lawful attorneys with full power to them and each of them singly to sign for him in his name in the capacity indicated below this registration statement on Form S-8 (and any and all amendments thereto), hereby ratifying and confirming his signature as it may be signed by his said attorneys to this registration statement (and any and all amendments hereto).

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                          Title                                       Date
         ---------                          -----                                       ----
/s/ John W. Everets                         Chairman of the Board              January 5, 2001
John W. Everets                             of Directors and Chief
                                            Executive Officer (principal
                                            executive officer)


/s/ Raymond R. Doherty                      President and Director             January 5, 2001
Raymond R. Doherty


/s/ Rene Lefebvre                           Senior Executive Vice President,   January 5, 2001
Rene Lefebvre                               Chief Financial Officer and
                                            Treasurer


/s/ Joseph A. Biernat                       Director                           January 5, 2001
Joseph A. Biernat


/s/ J. Kermit Birchfield                    Director                           January 5, 2001
J. Kermit Birchfield


/s/ Dollie A. Cole                          Director                           January 5, 2001
Dollie A. Cole

/s/ Samuel P. Cooley                        Director                           January 5, 2001
Samuel P. Cooley



/s/ Thomas M. McDougal                      Director                           January 5, 2001
Thomas M. McDougal



/s/ Gunnar Overstrom                        Director                           January 5, 2001
Gunnar Overstrom



/s/ Lowell P. Weicker                       Director                           January 5, 2001
Lowell P. Weicker

                                  EXHIBIT INDEX

     EXHIBIT                         TITLE                                           METHOD OF FILING
     -------                         -----                                           ----------------
4.1                 Restated Certificate of Incorporation    Incorporated by reference to Exhibit 3.1 to HPSC's Annual
                    of HPSC, Inc.                            Report on Form 10-K for the fiscal year ended December 31, 1995.

4.3                 Certificate of Amendment to Restated     Incorporated by reference to Exhibit 3.3 to HPSC's Annual
                    Certificate of Incorporation of HPSC,    Report on Form 10-K for the fiscal year ended December 31, 1995.
                    Inc. in Delaware on May 22, 1995

4.4                 Amended and Restated By-Laws             Incorporated by reference to Exhibit 3.4 to HPSC's Amendment
                                                             No. 1 to Registration Statement on Form S-1 filed March 10,
                                                             1997.

5                   Opinion of Hill & Barlow, a              Filed herewith.
                    Professional Corporation

23.1                Consent of Hill & Barlow, a
                    Professional Corporation (included in
                    Exhibit 5)

23.2                Consent of Deloitte & Touche LLP         Filed herewith.

24                  Power of Attorney (included above).

99                  HPSC, Inc. 2000 Stock Incentive Plan     Incorporated by reference to HPSC's Quarterly Report on Form
                                                             10-Q for the quarter ended March 31, 2000.